SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OPENWAVE SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3219054
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class: Preferred Stock Purchase Rights

Item 1.    Description of Amendment to Form 8-A.

On October 21, 2003, Openwave Systems Inc. (the “Company”) announced that it had effected a one-for-three reverse split of the Company’s common stock. As a result of the reverse stock split, the rights associated with the shares automatically split so that three rights attach to each share of the Company’s common stock outstanding upon the effective date of the reverse stock split. This filing amends the Company’s previous filings submitted on Form 8-A on April 1, 1999 (File No. 000-25687) and August 17, 2000 (File No. 001-16073).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Openwave Systems Inc.

		By:	/s/ Steve Peters
		Name:	Steve Peters
		Title:	Senior Vice President, Chief Administrative and Legal Officer
Date:	December 4, 2003

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